EXHIBIT (4)(b)

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                              OFFICERS' CERTIFICATE

              We the undersigned [NAME], [TITLE], and [NAME], [TITLE], of CENTRAL HUDSON GAS & ELECTRIC CORPORATION (the "Company"), in accordance with Sections 201 and 301 of the Indenture, dated as of April 1, 1992 (the
"Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor trustee to Morgan Guaranty Trust Company of New York, as Trustee (the "Trustee"), and pursuant to the Board Resolutions (this and other capitalized terms used herein and not otherwise defined herein having the respective meanings set forth in the Indenture) adopted at a meeting held by consent of the Board of Directors of the Company on February 22, 2002, do hereby establish the forms of the Securities of a series of Securities and the terms and provisions of such Securities (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Indenture) as follows:

              (a) the title of the Securities of such series shall be "Medium-Term Notes, Series __" (the "Notes");

              (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $____________, except as contemplated in Section 301(b) of the Indenture;

              (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Note attached hereto;

              (d) the date or dates on which the principal of the Notes shall be payable shall be determined at the time of sale of the Notes, or any Tranche thereof, by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures (the "Administrative Procedures") attached as Exhibit __ to the Distribution Agreement, dated ___________, by and between the Company and______________, ________________ and ________________;
                     provided, however, that in no event shall a Note have a term less than one year or more than 30 years;

              (e) the Notes, or any Tranche thereof, shall bear interest at a fixed rate as determined by the proper officers of the Company as follows: there shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures, at the time of sale of the Notes or any Tranche thereof, the interest rate or rates (including the interest rate on overdue principal, premium or interest, if any) applicable to such Notes, or any Tranche thereof; interest shall accrue on any Note from the Original Issue Date specified in such Note or, if later, the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be __________ and __________, and at Maturity, and the Regular Record Dates with respect to such Interest Payment Dates shall be ___________ and __________, respectively (whether or not a Business Day), provided that interest payable at Maturity shall be payable to the Person to whom the principal shall be paid;

              (f) the office of U.S. Bank Trust National Association in New York, New York, shall be the place where (1) the principal of and premium, if any, and interest, if any, on the Notes shall be payable, (2) the Notes, or any Tranche thereof, may be surrendered for registration of transfer, (3) the Notes, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of the Notes, or any Tranche thereof, and the Indenture may be served; provided, however, that the Company reserves the right to change, by one or more Officers' Certificates supplemental to this Officers' Certificate, such place or add one or more additional such places;

              (g) the Notes, or any Tranche thereof, shall be redeemable in whole or in part at the option of the Company during the period or periods, at the price or prices, and upon the terms and conditions determined at the time of sale of the Notes or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

              (h) the obligation, if any, of the Company to redeem or purchase the Notes or any Tranche thereof pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Notes or Tranche thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Notes or Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

              (i) the Notes, or any Tranche thereof, shall be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 or in such other denominations as shall be determined at the time of sale of the Notes or Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

              (j)    not applicable;

              (k)    not applicable;

              (l)    not applicable;

              (m)    not applicable;

              (n)    not applicable;

              (o) the Company reserves the right to add, by one or more Officers' Certificates supplemental to this Officers' Certificate, (i) any covenants of the Company for the benefit of the Holders of the Notes, or any Tranche thereof, in addition to those set forth in Article Six of the Indenture and/or (ii) any Events of Default, in addition to those specified in Section 801 of the Indenture, with respect to all or any series of Securities Outstanding;

              (p)    not applicable;

              (q)    not applicable;

              (r) no service charge shall be made for the registration of transfer or exchange of Securities; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

              (s) the provisions of Section 113 of the Indenture shall be applicable to each Note, without exception; provided, however, that if the term "Business Day" as used and defined in any Note has a meaning that is different from the term "Business Day" as used and defined in the Indenture, the definition of "Business Day" as defined in such Note shall control the application of said Section 113 to such Note;

              (t) (1) the proper officers of the Company may execute, with the Trustee (acting as both the Issuing Agent and the Paying Agent), a Letter of Representations to The Depository Trust Company in such form as such officers and the depositary shall approve, and any supplements or amendments thereto, necessary or desirable to make the Notes eligible for deposit at such depositary; provided, however, that the Company reserves the right to terminate any such Letter of Representations by one or more Officers' Certificates supplemental to this Officers' Certificate; and provided, further, that the Company reserves the right to enter into similar agreements with any other depositary with respect to the Notes by one or more
                     Officers'Certificates supplemental to this Officers' Certificate and (2) the Notes shall be substantially in the form thereof attached hereto and shall have such other terms and provisions as are set forth in such form.


              Each of the undersigned has read all of the covenants and conditions contained in the Indenture and the definitions in the Indenture relating thereto compliance with respect to which this certificate is made;

              The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

              In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

              In the opinion of each of the undersigned, such conditions and covenants have been complied with.

              IN WITNESS WHEREOF, we have hereunto signed our names this ______ day of __________, 2002.



                                                 ------------------------------
                                                    [Title]




                                                 ------------------------------

                                                    [Title]

                            [FORM OF FIXED RATE NOTE]


                               [FORMS OF LEGENDS]

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                  [THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY).]

                             [FORM OF FACE OF NOTE]


No. FX _____
Cusip No.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM-TERM NOTE, SERIES __
                                  (FIXED RATE)


Original Issue Date:                Redeemable:  Yes__ No__

Interest Rate:                      Initial Redemption Date:

Stated Maturity Date:               Redemption Limitation Date:

[Additional Redemption              Initial Redemption Price:
 Prices, if any]
                                    Reduction Percentage:

                                   ----------


                  CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ______________ Dollars on the Stated Maturity Date specified above, and to pay the registered owner hereof interest thereon at the Interest Rate per annum specified above, semi-annually in arrears on ___________ and ___________ in each year and at the Stated Maturity Date (each an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, from the Original Issue Date specified above or, if later, from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (whether or not a Business Day (as hereinafter defined)) on the ___________ or ___________ (each a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the date of this Security (unless the date of this Security is the same date as the Original Issue Date) is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from such Interest Payment Date, and the Person in whose name this Security is registered at the close of business on any Regular Record Date with respect to any Interest

Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of this Security, upon any transfer or exchange hereof subsequent to such Regular Record Date and on or prior to such Interest Payment Date; (b) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from the Original Issue Date, but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date and shall be paid to the registered owner hereof on the Regular Record Date immediately preceding such second Interest Payment Date; and (c) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of U.S. Bank Trust National Association, in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall, at the option of the Company, be made by check mailed on or prior to such Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                            [FORM OF REVERSE OF NOTE
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                          MEDIUM-TERM NOTES, SERIES __
                                  (continued)]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture dated as of April 1, 1992 (such Indenture as originally executed and delivered and as thereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                  If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

                  If, as specified on the face hereof, this Security is redeemable, this Security is subject to redemption on or after the Initial Redemption Date specified on the face hereof, as a whole, at any time, or in part, from time to time, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Unless otherwise specified on the face hereof, such applicable redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed and, at all times thereafter, such redemption price shall be 100% of such principal amount.

                  Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation (other than pursuant to any sinking fund or other mandatory redemption, or redemption at the option of the Holder) by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the

Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

                  Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

                  The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture, the Securities and the rights and obligations of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

                  As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statue or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                          CENTRAL HUDSON GAS & ELECTRIC
                                   CORPORATION

                                    By ___________________________________
                                                 [Title]


Attest:

By ________________________
    [Assistant] Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:______________________

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                    By: ___________________________________
                                               Authorized Signatory

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
     -------------------------------------
        [please insert social security
        or other identifying number of
        assignee]


--------------------------------------------------------------------------------
[please print or typewrite name and address of assignee]



--------------------------------------------------------------------------------
the within Security of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint _________________________________________,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:
      ---------------------------   --------------------------------------------
                                    Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.